LEASE

DATE: August 22, 2006

LESSOR: 3160 Pinebrook L.L.C.
Address:

Attention:

LESSEE:     The Park City Group, Inc.
Address:    3160 Pinebrook Road
            Park City, UT  84098
Attention:  Randy Fields or Will Dunlavy

                                    RECITALS:

         A. Lessor is the true and lawful owner of the Premises, as described below, and has the right to lease the same in the manner set forth in this Lease.

         B. Lessee desires to lease the Premises from Lessor and Lessor is willing to lease the Premises to Lessee on the terms and conditions set forth herein.

FOR VALUABLE CONSIDERATION, it is agreed as follows:

         1. Description of Leased Premises. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the real property described on Exhibit "A" attached hereto, situated in Summit County, UT, together with all improvements presently located thereon and all easements, appurtenances and rights related thereto (the "Premises" or the "Leased Premises"); SUBJECT, HOWEVER, to current taxes and assessments, reservations in patents and all rights-of-way, easements, covenants, conditions, restrictions, obligations, liens, encumbrances, and liabilities of record as of the date hereof, and to all zoning and building code requirements and other governmental taws, rules, and regulations.

         2. TERM .

(a) The term of this Lease shall be for a period of approximately THREE (3) years, commencing on September 6, 2006. Lessor and Lessee shall mutually agree in writing as to the rent commencement date which shall be no later than the date on which the tenant improvements are complete and possession of the Leased Premises is given to the Lessee , and the lease term shall continue until 11:59 p.m. on the day that is three years from the rent commencement date, subject to the terms and conditions set forth in this Lease which may permit or provide for an earlier termination.

(b) Not later than 30 months from the rent commencement date Lessee shall give written notice to Lessor, of its intent with regard to extending the term of the lease and its occupancy of the Leased Premises. In the event Lessee desires to extend the term, Lessor and Lessee shall enter into good faith negotiations regarding the terms and conditions for the extended term of the lease, including the length of the extended term and the amount of rent for the extended term. In the event Lessee indicates in its written notice that it does not intend to extend the term of the lease, Lessor shall have the right to begin marketing efforts to find a replacement tenant.

         3. Securitv Deposit. Upon the execution of this Lease, Lessee shall deposit with Lessor the 1st months rent and a security deposit of Fifteen Thousand and No/100 dollars ($15,000) (the" Security Deposit"), as security for the full performance by Lessee of its obligations hereunder. If Lessee defaults under any provision hereof, Lessor shall be entitled, at its option, to apply or retain all or any part of the Security Deposit for the payment of any rent or other sum in default, any other amount which Lessor may spend or become obligated to spend because of Lessee's default, or to compensate Lessor for any other loss or damage which Lessor may suffer because of Lessee's default. If any portion of the Security Deposit is so used or applied, Lessee shall, within five
(5) days after written demand therefor, deposit cash with Lessor in an amount sufficient to restore the Security Deposit to its original amount. In no event shall the Security Deposit be deemed or treated as a prepayment of any rental or other amounts payable by Lessee hereunder, including without limitation, the last monthly installment of rent. Lessor shall not be required to keep the Security Deposit separate from its general funds, and Lessee shall not be entitled to interest on the Security Deposit. If Lessee shall fully and faithfully perform every provision of this Lease to be performed by it, upon Lessee's vacation of the Premises and within thirty (30) days after the expiration of the Lease, the Lessor shall return the Security Deposit, or any remaining balance thereof, together with its written explanation of the application of the funds, to the Lessee (or, at Lessor's option, to the last Assignee of the Lessee's interest hereunder). In the event of termination of the Lessor's interest in this Lease, the Lessor shall transfer the deposit to Lessor's successor in interest, giving notice to the Lessee, and the Lessee waives any claim to approve the transfer. The Lessee agrees that, upon a transfer of the Security Deposit, the Lessor shall have no further liability to return or account for it; provided, however, that Lessor may retain the Security Deposit until such time as any amount due from Lessee in accordance with this Lease has been determined and paid in full. Lessor's rights with respect to the Security Deposit shall be in addition to and shall not preclude concurrent, alternative or successive exercise of any other rights or remedies available to Lessor.

         4. Rental. Lessee shall pay to Lessor as rent during the term hereof, the following sums, payable monthly via automatic Bank transfer or wire transfer on the first day of each month during the term of this Lease without any prior notice, deduction or offset:

Year one rent is $137,250 in 12 equal payments of $11,437.50;
Year two rent is $141,367.50 in 12 equal payments of $11,780.63; and Year three the rent is $145,608.53 in 12 equal payments of $12,134.04

         5. Use of Leased Premises; Buildings and Improvements: Repairs.

         (a) Use of the Leased Premises shall be only for the purpose of Corporate Office for The Park City Group, and other general business office uses, and for no other use or purpose. Lessee agrees not to commit or permit any waste of the Leased Premises. Lessee agrees to comply with all laws, ordinances, regulations, building permits, governmental stipulations and conditions, covenants, conditions and restrictions, public or private, affecting the Leased Premises and not to suffer or permit any act to be done in or about the Leased Premises in violation thereof.

         (b) Subject to the provisions hereof, Lessor shall undertake and complete the tenant improvement work as specified on the attached Exhibit B. Lessor agrees to spend $150,000 and complete as many of the projects listed on Exhibit B as are possible with said $150,000. Lessee shall prioritize the list of tenant improvements and the work shall be completed based on such priorities. Lessee's rent obligations under this lease are subject to completion by Landlord of items 1- 14 listed on Exhibit B, notwithstanding the cost to complete those items and the $150,000 limit stated above. This Lease shall not be effective until items 1 - 14 are complete. Subject to and upon completion of the tenant improvements as outlined, Lessee accepts the Premises in their "as is" condition including any and all defects, latent or otherwise, existing as of the Lease commencement date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby. Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee's business.

(c) Lessee shall not remove, demolish or impair the structural character of any existing improvement to the Leased Premises without Lessor's prior written consent, which consent may be given or withheld in Lessor's sale and absolute discretion. Lessee may, at its sole cost and expense, improve, construct, remodel, reconstruct or alter improvements, structures, and buildings on the Leased Premises; provided, however, all such work shall be done in compliance with and pursuant to plans, drawings and specifications first approved in writing by Lessor, which approval may be given or withheld in Lessor's sole and absolute discretion. Any material modifications to any such plans, drawings and specifications shall also require the prior written approval of Lessor, which approval may be given or withheld in Lessor's sale and absolute discretion. Lessee covenants that any such improvements, structures or buildings shall conform to all applicable building codes, zoning and other governmental regulations and restrictions and shall be constructed diligently, in a good and workmanlike manner, using only new, high quality materials, and in full compliance with all governmental laws, rules and regulations then relating hereto. Lessee agrees to indemnify and hold Lessor harmless for, from and against any and all claims for damages on the part of the owners, tenants, or occupants of adjacent lands or buildings arising from the uses of the Leased Premises by or activities of Lessee pursuant to this Paragraph, and Lessee agrees to take all necessary, prudent and proper measures to protect the land and improvements of such adjacent owners, tenants including occupants from injury of any nature arising from any such use or activity.

         (d) The parties agree, and notice is hereby given, that Lessee is not the agent of Lessor for the construction, alteration or repair of any improvements on the Leased Premises, the same being done at the sole direction and expense of Lessee. All contractors, materialmen, mechanics, and laborers are hereby charged with notice that they must look only to Lessee for the payment of any charge for work done or material furnished on the Leased Premises during the term of this Lease. Lessee shall have no right, authority or power to bind Lessor or any interest of Lessor for the payment of any claim for labor or material, or for any charge or expense, incurred by Lessee as to improvements, alterations or repairs on or to the Leased Premises, and Lessee shall post notices on the Leased Premises during all construction work of any nature whatsoever that Lessor is not responsible for any material and labor used on the Leased Premises. Lessee shall hold harmless and indemnify Lessor and the leased Premises for, from and against any costs, expenses and liabilities from any mechanics', laborers' or materialmen's liens which may be filed against the Leased Premises during the term of this Lease.

         (e) Lessee shall not use, generate, manufacture, store or dispose of, in, under or about the Leased Premises or transport to or from the Leased Premises any Hazardous Materials. For purposes of this Lease, "Hazardous Materials" shall include, but shall not be limited to (i) flammable, explosive or radioactive materials, hazardous wastes, toxic substances or related materials, (ii) all substances defined as "hazardous substances," "hazardous materials," or "toxic substances" in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss.1901, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901, et seq.; and (iii) all substances defined as "hazardous wastes" in United States or UTAH revised Statutes ss.49-201 (16). Lessee shall be solely responsible for, and shall indemnify and hold harmless Lessor and its successors and assigns for, from and against any loss, damage, cost, expense or liability directly or indirectly arising out of or attributable to the use, generation, storage, release, threatened release, discharge, or disposal by Lessee of Hazardous Materials on, under or about the Leased Premises arising subsequent to the date on which this Lease was executed, including without limitation: (a) all foreseeable consequential damages; (b) the costs of any required or necessary repairs, cleanup or detoxification of the Leased Premises, and the preparation and implementation of any closure, remedial or other required plans; and (c) all reasonable costs and expenses incurred by Lessor in connection with clauses (a) and (b), including but not limited to reasonable attorneys' fees.

         (f) Upon the termination of this Lease for any cause whatsoever, Lessee shall immediately surrender peaceable possession of the Leased Premises, and all buildings, improvements and fixtures then located thereon, all of which shall thereupon be and become the property of Lessor (in good, clean, broom clean condition), subject however, to the rights of removal as provided in Paragraph
20. If the Leased Premises are not surrendered at the end of the Lease term, Lessee shall indemnify Lessor for, from and against any loss or liability resulting from delay by Lessee in so surrendering the Premises, including without limitation, any claims made by any succeeding tenant based on such delay. If Lessee or any successor in interest of Lessee should remain in possession of the Leased Premises after the expiration of the Lease term without executing a new lease, then such holding over shall be construed as a tenancy from month to month, subject to all the covenants, terms, provisions and obligations of this Lease except for the provisions relating to the rental amount payable hereunder, which shall be subject to an automatic increase of two hundred percent (200%) over and above the amounts paid in the last full calendar month of the Lease term, as rent, together with all other sums owing to Lessor hereunder. Nothing contained herein shall be construed as Lessor's permission for Lessee to hold over or as limiting Lessor's remedies against a holdover lessee. All keys shall be returned to the Lessor upon surrender; failure of Lessee to return all keys shall obligate Lessee to pay all necessary costs in changing the locks pertaining to the Leased Premises.

         (g) During the term of this Lease, Lessee, at Lessee's sole cost and expense, shall keep the structures and buildings constructed on the Leased Premises and any other improvements (including without limitation, landscaping, wiring, plumbing, plate glass, doors, windows, parking lot, fences, HV AC, interior painting) located from time to time thereon in an attractive, good and safe condition and state of repair (reasonable wear and tear excepted), and will hold Lessor free and harmless of and from any and all expense and liability therefor. Notwithstanding the foregoing, Landlord shall continue at all times to be responsible for the condition, maintenance and upkeep of the roof of the building and the maintenance of the exterior surfaces of the building.

         6. Encumbering the Leased Premises. During the term of this Lease, Lessee shall not cause or permit any lien, claim, charge or encumbrance of any nature or description whatsoever to attach to or encumber the Leased Premises or any part thereof.

         7. Indemnitv. Insurance.

         (a) Lessee covenants and agrees to indemnify and save Lessor entirely harmless for, from and against each and every claim, demand, liability, loss, cost, damage and expense, including, without limitation, reasonable attorneys' fees and court costs, resulting from any cause on or about the leased Premises, including arising out of any accident or other occurrence causing injury to or death of persons or damage to property by reason of construction or maintenance of any improvements on the Leased Premises, of any additions, alterations or renovations thereto, or due to the condition of the Leased Premises, for which the Lessee is responsible, or the use or neglect thereof by Lessee or any agent, employee, invitee, contractor, or customer of Lessee, or any other person, or in connection with the maintenance or operation of Lessee's business on the Leased Premises or otherwise occurring upon the Leased Premises. Lessee further agrees to indemnify and save Lessor and its interests in the Leased Premises entirely harmless for, from and against all claims, demands, Liabilities, damages and penalties arising out of any failure of Lessee to comply with any of Lessee's obligations under this Lease, including without limitation reasonable attorneys' fees and court costs. This indemnity shall survive the expiration of this Lease or the earlier termination thereof.

         (b) Lessee will, at all times during the term of this Lease and at the sole cost and expense of Lessee, keep the Leased Premises and all improvements, equipment, and fixtures on the Premises insured for the benefit of Lessor and Lessee, as co-insureds, to the extent of one hundred percent (100%) of the full replacement cost thereof against loss or damage from all-risk fire and other risks normally insured against in extended risk coverage including earthquake, flood and rental loss coverage at Lessor's option. All such policies shall provide that loss, if any, payable thereunder shall be payable to Lessor to be held in trust and disbursed for the restoration and repair of the Premises pursuant to Paragraph 10 hereof.

         (c) Lessee, at the sole cost and expense of Lessee, shall at all times during the term of this Lease maintain in force an insurance policy or policies which will name Lessor and Lessee as insureds insuring against all liability resulting from injury or death occurring to persons in or about the Premises, the liability under such insurance to be not less than $3,000,000 for one person injured, $3,000,000 for anyone accident, and $2,000,000 for property damage. The original of such policy or policies shall remain in possession of Lessee; provided, however, that Lessor shall have the right to receive from Lessee, upon written demand, a duplicate policy or policies of any such insurance. Lessee shall also maintain and keep in force all employees' compensation insurance on its employees, if any, required under the applicable Workmen's Compensation Laws of the State of Utah.

         (d) All insurance policies required under this Paragraph shall contain provisions to the effect that the insurance shall not be canceled or modified without ten (30) days' prior written notice to Lessor and that no modification shall be effective unless approved in writing by Lessor. All such policies shall be issued by a company or companies, rated "A" or better by Best's Insurance Guide, responsible and authorized to do business in the State of Utah, as Lessee shall determine, and shall be approved by Lessor, which approval shall not be unreasonably withheld.

         (e) Lessee and Lessor each hereby release and relieve the other and the officers, employees, agents and representatives of the other, and waive their entire right of recovery against the other and the officers, employees, agents and representatives of the other, for loss or damage arising out of or incident to the perils insured against under this Paragraph 7(b), which perils occur in, on or about the Premises, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees, but only to the extent of insurance proceeds actually paid. Lessee and Lessor shall, upon obtaining the policies of insurance required hereunder, give notice to and obtain waiver of subrogation agreements or endorsements from the insurance carrier or carriers concerning the foregoing mutual waiver of subrogation contained in this Lease.

         8. Construction Work. All construction work on the Premises shall be done in accordance with Paragraph 5 hereof and under a written contract with a building contractor licensed under the laws of the State of Utah, which contractor shall be approved by Lessor. Lessor shall also have the right to approve all subcontractors performing any construction work on the Premises. All approvals required of Lessor under this Paragraph 8 shall not unreasonably be withheld so long as the contractors are bondable, have a lien-free record and experience with similar construction.

         9. Condemnation.

         (a) If the whole or any part of the Leased Premises shall be taken or condemned under the right of eminent domain (or agreement in lieu thereof) (hereinafter, a "taking"), and such taking shall render the portion remaining untenantable, then this Lease shall terminate at the option of either Lessor or Lessee by sending written notice thereof to the respective other party. In addition, if any portion of any improvements on the Premises shall be removed or taken in connection with any taking, Lessor shall have the option to terminate this Lease by sending written notice thereof to Lessee. In no event whatsoever shall Lessor be required to repair, replace or restore any structure, building or other improvement on the Premises as a result of any such taking. In the event of a partial taking which does not result in a termination of the lease, Lessee shall restore the remainder of the leased Premises to its prior condition. In the event of any termination of this Lease pursuant to this Paragraph, Lessee's rental obligations shall immediately cease, and except as otherwise expressly provided herein, all of the obligations of Lessor and Lessee shall terminate.

         (b) All compensation or damages awarded for any taking shall belong to and be the property of Lessor, except for any specific award to Lessee for fixtures and improvements installed by Lessee at its sole cost and expense.

         10. Damage. If any buildings, structures or other improvements upon the Leased Premises shall be destroyed or damaged in whole or in part by fire, or as a result directly or indirectly of war, or by act of God, or occurring by reason of any other cause whatsoever, so as to render the Premises untenantable, this Lease may be terminated at the election of either Lessor or Lessee, by sending written notice thereof to the respective other party. In no event whatsoever shall Lessor be required to repair, replace or restore any structure, building or other improvement on the Premises as a result of any such damage or destruction, and Lessor shall be entitled to retain any insurance proceeds received relating thereto. Upon any termination of this lease pursuant to this Paragraph, Lessee's rental obligations shall immediately cease, and except as otherwise expressly provided herein, all of the obligations of Lessor and Lessee shall terminate.

         11. Utility Charges. Lessee shall pay or cause to be paid, when due and prior to delinquency, any and all charges for water, gas, electricity, telephone service, sewage service, garbage service and any other utilities used in or upon the Leased Premises during the term of this Lease including all hook-up and connection fees and agrees not to permit any charges of any kind to accumulate or become a lien against the Premises. Lessor shall not be liable for any failure or interruption of utility service and no such failure or interruption shall entitle Lessee to terminate the Lease, abate Lessee's obligations or pursue any remedies.

         12. Taxes and Assessments.

         (a) Lessee shall pay to Lessor, at the same time as any other rental payment is made to or for Lessor, an amount equal to the amount of all gross proceeds taxes, transaction privilege taxes, sales taxes, or like taxes now or hereafter levied or assessed by the United States, the State of Utah, any municipal corporation or political subdivision upon such rental, or the payment or receipt thereof, or which Lessor will be caused to pay as a result of the receipt thereof, except that Lessee shall not be obligated to pay to Lessor any amount on account of any income tax of Lessor.

         (b) In addition to the monthly rent and all other sums payable pursuant hereto, Lessee shall pay to Lessor during the entire term of this Lease, as additional rental hereunder, all real estate taxes, assessments, and charges and other governmental levies and charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind, which are assessed or imposed upon the Leased Premises, or any part thereof, or which become payable during the term of this Lease. Such taxes shall further include, without limitation, Charges and assessments levied against the land improvements to the Leased Premises, fees or assessments for government services or levy of taxes, gross receipts tax or tax on rentals or amounts levied in lieu of taxes. Lessee's payment of taxes and assessments to Lessor pursuant to this Subparagraph 12(b) shall be made in equal monthly installments to Lessor at the same time, manner and location as the payment of monthly rental hereunder. Lessee's monthly payment shall equal one-twelfth (l/12th) of the estimated total annual taxes and assessments for the Leased Premises, as estimated by Lessor. If the amount paid by Lessee on a monthly basis for the Lease term as provided above is greater than the actual property taxes and assessments for the Leased Premises for such Lease term, then Lessor shall promptly reimburse the additional amount paid by Lessee upon the expiration of the Lease. If the amount paid by Lessee is less than the actual property taxes and assessments, then Lessee shall pay the additional amount owing to Lessor on or before fifteen (15) days after the receipt of a statement from Lessor setting forth the deficiency.

         13. Lessor's Access to Premises. Lessor and its agents, at all reasonable times, shall have free and full access to the Premises for the purpose of examining or inspecting the condition thereof, for the purpose of determining if Lessee is performing the covenants and agreements of this Lease, and for the purpose of posting such reasonable notices as Lessor may desire to protect the rights of Lessor.

         14. Assignment and Sublease.

         (a) Lessee shall not have the right or power to assign all or part of this Lease without Lessor's prior written consent, which consent shall be at Lessor's sole and absolute discretion, and any attempted assignment shall be null and void, shall constitute an immediate default under this Lease, and shall, at Lessor's election, result in the immediate termination of this Lease.

         (b) Lessee shall not have the right to sublet all or any portion or portions of the Leased Premises without first having obtained Lessor's written consent, which consent shall not be unreasonably withheld. Any such sublease shall not release Lessee from its obligation to perform all covenants herein contained.

         15. No Abatement. No abatement, diminution or reduction of the rent or other charges payable by Lessee under this Lease shall be claimed by or allowed to Lessee for any reason.

         16. Sale by Lessor. Lessor may sell, transfer, assign or otherwise dispose of the Premises, or this Lease, or any part thereof or interest therein, without the consent of Lessee. Upon any such sale, transfer, assignment or disposal of all of its interest in the Premises or this Lease, Lessor shall be automatically relieved of all obligations hereunder. This Lease shall not be affected by any such sale, transfer, assignment or disposal of Lessor's interest, and Lessee agrees to attorney to Lessor's purchaser or assignee. Lessee agrees to cooperate with Lessor in the marketing of the Premises to prospective purchasers, including without limitation, by allowing access to the Premises to any such prospective purchasers and Lessor's marketing agents or consultants. Lessee further agrees that Lessor shall be entitled to place a "For Sale" sign or signs on the Premises in such place or places as Lessor shall reasonably determine.

         17. Subordination.

         (a) This Lease, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Premises and to the lien therof and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, trustee or ground Lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

         (b) Lessee agrees to execute any documents required to effectuate an attornment, a subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Lessee's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Lessee hereunder, or, at Lessor's option, Lessor shall execute such documents on behalf of Lessee as Lessee's attorney-in-fact. Lessee does hereby make, constitute and irrevocably appoint Lessor as Lessee's attorney-in-fact and in Lessee's name, place and stead, to execute such documents in accordance with this Paragraph 17(b).

         18. Estoppel Certificate.

         (a) Lessee shall at any time upon ten (10) days' prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing
(i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modifications and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any; (ii) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed; (iii) acknowledging that Lessee has unconditionally accepted the Premises, is in possession thereof, and no defense to enforcement of the Lease exists; (iv) agreeing to provide any Lessor mortgagee with the opportunity to cure defaults by the Lessor; and (v) agreeing not to amend, cancel or assign the Lease without the prior written content of any Lessor mortgagee. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrance of the Premises.

         (b) At Lessor's option, Lessee's failure to deliver such statement within such time shall be a material breach of this Lease or shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification, except as may be represented by Lessor; (ii) that there are no uncured defaults in Lessor's performance; (iii) that not more than one month's rent has been paid in advance; (iv) that Lessee is in possession of the Premises; (v) that no defenses exist to the enforcement of the Lease; and (vi) that Lessee agrees to be bound by provisions (iv) and (v) in Paragraph 18(a) above.

         19. Lessor's Right to Take Certain Actions. If Lessee fails to comply with any of the terms of this Lease, Lessor, in its sole judgment, but without any obligation to do so, may do any or all things required of Lessee by any of the provisions of this Lease and incur and pay expenses in connection therewith. Any amounts expended by Lessor pursuant to this Paragraph shall be immediately due and payable by Lessee to Lessor and shall bear interest at the rate of eighteen percent (18%) per annum until paid. Any action by Lessor hereunder shall not constitute a waiver of any default by Lessee and shall be in addition to any other right or remedy available to Lessor pursuant to this Lease or at law or in equity.

         20. Removal of Personal Property and Lessee's Fixtures and Trade Fixtures. Upon any termination of this Lease, ownership and possession of all buildings and other permanent structures, if any, located upon the Premises as of such date shall pass to Lessor; provided, however, Lessee may, if not in default under any of the terms of this Lease and within a reasonable time after such termination, remove any and all personal property, including, but not limited to, furniture, equipment, and fixtures belonging to Lessee; provided, however, Lessee shall repair any damage to any improvements on the Premises caused by such removal. Upon any termination of this Lease, Lessee shall deliver to Lessor, for Lessor's use at no cost to Lessor, copies of all engineering, architectural and landscaping plans, all site plans, inspection reports, marketing reports, tests, feasibility reports, and other documents relating to the Premises.

         21. Default. Upon the non-payment of the whole or any portion of the rentals hereby reserved, or any other sum or sums of money due to Lessor under the provisions hereof, or upon the non-performance by Lessee of any other covenant or condition herein set forth on the part of said Lessee to be kept and performed, Lessee shall be in default hereunder, provided, however, Lessor shall not be entitled to exercise its remedies for default unless Lessor shall have given Lessee written notice of the default and Lessee shall have failed to cure such default on or before five (5) days after Lessee receives such notice, if such default relates to the non-payment of money, or on or before thirty (30) days after Lessee receives such notice, for any default other than non-payment of money. Upon such default and the expiration of the respective above-referenced grace period, it shall be lawful for Lessor, at its option, to re-enter upon the Leased Premises and to again repossess and enjoy the same and all the improvements thereon free of any claims or interest of Lessee whatsoever, with or without terminating this Lease, at Lessor's sole election. In addition, upon such default, Lessor shall be entitled to avail itself of whatever remedies it may have at law or in equity for the collection of any unpaid rentals hereunder, past and future, or for any damages that it may have sustained by reason of the breach by Lessee of the terms and conditions hereof. No termination of this Lease by forfeiture or taking or recovering possession of the Leased Premises shall deprive Lessor of any other action, right, or remedy against Lessee. Any sum of money not paid within five (5) days after such sum shall become due shall bear interest from the due date until paid at the rate of eighteen percent (18%) per annum.

         22. Waiver of Breach. No waiver by Lessor or Lessee of the breach of any provision of this Lease shall be construed as a waiver of any preceding or succeeding breach of the same or any other provision of this Lease, nor shall the acceptance of rent by Lessor during any period of time in which Lessee is in default in any respect other than payment of rent be deemed to be a waiver of such default.

         23. Notices. Notices shall be in writing and shall be given by personal delivery or by deposit in the United States mail, certified mail, return receipt requested (which receipt shall be preserved as evidence of delivery), postage prepaid, addressed to Lessor and Lessee at the addresses set forth at the beginning of this Lease. The date notice is given shall be the date upon which the notice is delivered to such address. Notice shall be deemed to have been delivered upon the date on which the notice is actually received, whether notice is given by personal delivery or is sent through the United States mail. Either party may furnish to the other in writing a different mailing address and designate another individual upon whom all notices may be served as herein provided.

         24. Attorneys' Fees. If any action is brought by any party to this Lease in respect of its rights under this Lease, the prevailing party shall be entitled to reasonable attorneys' fees and court costs as determined by the court. In the event that any person who shall not be a party to this Lease shall institute an action against Lessee in which Lessor shall be involuntarily and without cause joined as a party, Lessee shall reimburse Lessor for all attorneys' fees incurred by Lessor in connection therewith.

         25. Severabilitv. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

         26. Recording. Neither this Lease nor any memorandum of this Lease shall be recorded or filed without Lessor's prior written consent, which may be given or withheld by Lessor in its sole and absolute discretion.

         27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies hereunder or at law or in equity.

         28. Quiet Enjoyment. Conditioned upon Lessee paying the rent herein provided and performing and fulfilling all the covenants, agreements, conditions, and provisions herein to be kept, observed or performed by Lessee, Lessee may at all times during the term hereby granted, peaceably, quietly, and exclusively have, hold, and enjoy the Leased Premises.

         29. Entire Agreement. This Lease sets forth all the promises, inducements, agreements, conditions, and understandings between Lessor and Lessee relative to the Leased Premises, and there are no promises, agreements, conditions, or understandings, either oral or written, express or implied, between them other than are set forth herein. No subsequent alteration, amendment, change, or addition to this Lease shall be binding upon Lessor or Lessee unless in writing and signed by each of them. Parole evidence shall never be admissible in any court, tribunal, arbitration or governmental agency to modify, amend or vary the terms of this Lease.

         30. Construction. The titles which are used following the number of each paragraph are so used only for convenience in locating various provisions of this Lease and shall not be deemed to affect the interpretation or construction of such provisions. The parties acknowledge that each party and its counsel have reviewed and revised this Lease. This Lease shall not be construed for or against Lessor or Lessee.

         31. Successors. Subject to the restrictions contained in Paragraph 14 above, this Lease and all of provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of Lessor and Lessee.

         32. Governing Law. The terms, conditions, covenants, and agreements herein contained shall be governed, construed, and controlled according to the laws of the State of Utah.

         33. Broker's Commission. Lessee and Lessor represent and warrant to each other that there are no claims for brokerage commissions or finder's fees in connection with this Lease, other than the amount due to The Commercial West Real Estate Co. Park Cit, UT, which is the obligation of the Lessor. Each agrees to indemnify the other for, from and against all liabilities arising from any claims, including any attorneys' fees connected therewith, relating to claims arising out of the other's actions.

         34. Time is of the Essence. Time is of the essence of this Lease and in the performance of all of the covenants and conditions hereof.


LESSOR:

By___________________________________________

Its ____________________________________



LESSEE:

By ___________________________________________

Its ______________________________________